Exhibit 5.1

135 Commonwealth Drive
Menlo Park, California 94025
Tel: (650) 328-4600 Fax: (650) 463-2600
www.lw.com

FIRM / AFFILIATE OFFICES
Boston	New Jersey
Brussels	New York
Chicago	Northern Virginia
Frankfurt	Orange County
Hamburg	Paris
Hong Kong	San Diego
London	San Francisco
Los Angeles	Silicon Valley
Milan	Singapore
Moscow	Tokyo
Washington, D.C.

March 28, 2005

Renovis, Inc.

Two Corporate Drive

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as special counsel to Renovis, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a registration statement on form S-8 (the “Registration Statement”), of (i) up to 70,312 shares (the “Schmidt Stand-Alone Option Shares”) of common stock, par value $0.001 per share (the “Common Stock”), issuable under the Stand-Alone Option Grant to William K. Schmidt (the “Schmidt Stand-Alone Option Grant”), (ii) up to 43,496 shares of Common Stock (the “Perry Stand-Alone Option Shares”) issuable under the Stand-Alone Option Grant to Marlene F. Perry (the “Perry Stand-Alone Option Grant”), (iii) up to 106,952 shares of Common Stock (the “Moreadith Stand-Alone Option Shares”) issuable under the Stand-Alone Option Grant to Randall Moreadith (the “Moreadith Stand-Alone Option Grant”), (iv) up to an aggregate of 250,000 shares of Common Stock pursuant to the Renovis, Inc. 2005 Employment Commencement Incentive Plan (the “2005 Employment Commencement Incentive Plan”), (v) up to an aggregate of 863,984 shares of Common Stock pursuant to the Renovis, Inc. 2003 Stock Plan (the “2003 Plan”) and (vi) up to an aggregate of 184,747 shares of Common Stock pursuant to the Renovis, Inc. Employee Stock Purchase Plan (the “ESPP”). The Moreadith Stand-Alone Option Shares, the Schmidt Stand-Alone Option Shares, the Perry Stand-Alone Option Shares, the shares issuable under the 2005 Employment Commencement Incentive Plan, the shares issuable under the 2003 Plan and the shares issuable under the ESPP are collectively referred to herein as the “Shares,” and the Moreadith Stand-Alone Option Grant, the Schmidt Stand-Alone Option Grant, the Perry Stand-Alone Option grant, the 2005 Employment Commencement Incentive Plan, the 2003 Plan and the ESPP are collectively referred to herein as the “Plans.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares will be timely completed in the manner proposed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

March 28, 2005

We are opining herein only as to the validity of the Shares under the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance and delivery of the Shares in the manner contemplated by the Plans, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plans, including, without limitation, collection of the required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    Latham & Watkins LLP